Exhibit 10.2

CERTAIN INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [●], HAS BEEN OMITTED BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

INVESTOR RIGHTS AGREEMENT

by and between

ATLAS LITHIUM CORPORATION

and

MITSUI & CO., LTD.

Dated as of          , 2024

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This INVESTOR RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of           , 2024, by and between ATLAS LITHIUM CORPORATION, a Nevada corporation (the “Company”), and MITSUI & CO., LTD., a corporation organized under the Laws of Japan (the “Investor”). The Investor and the Company are sometimes referred to herein individually, as a “Party” and collectively, as the “Parties.” All capitalized terms that are used in this Agreement have the respective meanings given to them in Section 1.01.

RECITALS

A. The Company and the Investor are parties to the Securities Purchase Agreement, dated as of March 28, 2024 (the “Purchase Agreement”), pursuant to which the Company agreed to issue and sell to the Investor, and the Investor agreed to purchase and acquire from the Company, pursuant to the terms and subject to the conditions set forth therein, an aggregate of            shares of the Company’s common stock, par value $0.001 per share (the “Common Stock” and the Common Stock acquired by the Investor the “Shares”);

B. The Company and the Investor desire to establish in this Agreement certain terms and conditions concerning the rights of and restrictions on the Investor with respect to the Investor’s ownership of the Shares, and it is a condition of the closing of the transactions contemplated by the Purchase Agreement that the Company and the Investor execute and deliver this Agreement; and

C. In consideration of the mutual covenants and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the Parties to this Agreement hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Definitions.

(a) As used in this Agreement (including the recitals hereto), the following terms shall have the following meanings:

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person.

Any Person shall be deemed to “beneficially own”, to have “beneficial ownership” of, or to be “beneficially owning” any securities (which securities shall also be deemed “beneficially owned” by such Person) that such Person is deemed to “beneficially own” within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the date hereof; provided that any Person shall be deemed to beneficially own any securities that such Person has the right to acquire, whether or not such right is exercisable immediately, within 60 calendar days.

“Business Day” means any day other than Saturday or Sunday or a day on which commercial banks are authorized or required by Law to be closed in Boca Raton, Florida, or Tokyo, Japan.

“Closing” means the closing of the Purchase.

“Closing Date” means the date on which the Closing occurs.

“Company Board” means the board of directors of the Company.

“Company Securities” means (a) issued and outstanding shares of capital stock of, or other equity or voting interest in, the Company; (b) outstanding securities of the Company convertible into or exchangeable or exercisable for shares of capital stock of, or other equity or voting interest in, the Company; (c) outstanding options, warrants or other rights or binding arrangements to acquire from the Company, or that obligate the Company to issue, any capital stock of, or other equity or voting interest in, or any securities convertible into or exchangeable or exercisable for shares of capital stock of, or other equity or voting interest in, the Company; (d) obligations of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security, or other similar contract relating to any capital stock of, or other equity or voting interest (including any voting debt) in, the Company; (e) outstanding restricted shares, restricted share units, stock appreciation rights, performance shares, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other securities or ownership interests in, the Company; and (f) other obligations of the Company to make any payment based on the price or value of any of the items in the foregoing clauses (a) through (e) solely to the extent that the terms of such securities or rights entitle the beneficial owner thereof to the right to vote generally for the election of any member of the Company Board.

“Confidentiality Agreement” means the Mutual Confidentiality Agreement, dated as of September 22, 2023, [●].

“control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of that Person, whether through the ownership of voting securities or partnership or other ownership interests, by contract or otherwise; provided that none of the Company or the Investor (or their respective Affiliates) shall be deemed to be Affiliates of one another.

“Equity-Linked Securities” means any securities convertible into or exercisable or exchangeable for, or rights, options or warrants to purchase or otherwise acquire (whether immediately, during specified times, upon the satisfaction of any conditions or otherwise) any shares of Common Stock.

“Exchange Act” means the Securities Exchange Act of 1934.

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“Excluded Issuance” means an issuance of Company Securities pursuant to (i) a registration relating to the sale or grant of securities to directors, officers, employees or services providers of the Company or a subsidiary pursuant to a stock option, stock purchase, equity incentive or similar plan; (ii) a registration statement on Form S-4, Form S-8 or any successor forms thereto, filed to effectuate an exchange offer or any employee benefit or dividend reinvestment plan; (iii) a registration relating to an SEC Rule 145 transaction; (iv) any registration (including any registration statement on Form S-1, Form S-3 or any successor forms thereto) solely registering equity securities of the Company pursuant to contractual obligations existing on the date hereof; (v) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities; (vi) a registration statement on Form S-1, Form S-3 or any successor forms thereto solely registering equity securities of the Company for purposes of an equity capital line of credit entered into by the Company with a Person that is not an Affiliate of the Company; (vii) a registration made in the context of a merger, consolidation, securities exchange, reorganization, spin-off, arrangement or amalgamation involving the Group Companies; (viii) Public Offering; or (ix) any Material Transaction.

“GAAP” means generally accepted accounting principles, consistently applied, in the United States.

“Governmental Authority” has the meaning set forth in the Purchase Agreement.

“Group Companies” means the Company, Apollo Resources Corporation and Jupiter Gold Corporation, each incorporated under the Laws of the Republic of the Marshall Islands, as well as their respective Affiliates.

“Key Employees” means the Chief Executive Officer, Chief Financial Officer, Chief Geological Officer, a senior management level employee in a position similar to a chief operating officer (if any), the Vice President of Business Development and, the Vice President of Corporate Strategy; provided, if there is a vacancy in any of the foregoing positions, any senior management level employee with similar responsibilities shall be deemed as a Key Employee.

“Law” has the meaning set forth in the Purchase Agreement.

“Material Transaction” means the occurrence of any of the following, in one transaction or a series of related transactions: (a) any Person (or group of Persons) becomes the beneficial owner(s), directly or indirectly, of the outstanding shares of Common Stock that ensure to such Person(s) control or co-control over the Company; (b) a consolidation, securities exchange, spin-off, arrangement or amalgamation involving the Company resulting in the shareholders of the Company immediately prior to such transaction not beneficially owning a controlling interest in the surviving entity immediately following such transaction; or(c) a liquidation or dissolution of the Company; provided, that any transfer or conversion of the Series A Convertible Preferred Stock, par value $0.001 per share, of the Company beneficially owned by Marc Fogassa to a trust or entity in which Marc Fogassa or one or more of his family members are the sole beneficiaries shall not be deemed a “Material Transaction” for purposes of this Agreement.

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“NASDAQ” means the Nasdaq Capital Market and any successor stock exchange or inter-dealer quotation system operated by the Nasdaq Capital Market or any successor thereto.

“NYSE” means the New York Stock Exchange and any successor stock exchange or inter-dealer quotation system operated by the New York Stock Exchange or any successor thereto.

“Person” means any individual, corporation (including any non-profit corporation), limited liability company, joint stock company, general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, firm, Governmental Authority or other enterprise, association, organization or entity.

“Public Offering” means an underwritten public offering pursuant to an effective registration statement under the Securities Act on Form S-1 or Form S-3 or any similar or successor form.

“Purchase” means the purchase of Shares by the Investor pursuant to the Purchase Agreement.

“register”, “registered” and “registration” shall refer to a registration effected by preparing and filing a registration statement with the SEC in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement by the SEC or the automatic effectiveness of such registration statement, as applicable.

“Representatives” means, with respect to any Party, its Affiliates and their respective directors, officers, employees, investment bankers, attorneys, accountants and other advisors or representatives.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933.

“Signing Date” means         , 2024.

“Subsidiary” has the meaning set forth in the Purchase Agreement.

“Transaction Documents” has the meaning set forth in the Purchase Agreement.

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(b) In addition to the terms defined in Section 1.01(a), the following terms have the meanings assigned thereto in the Sections set forth below:

Term	Section
AAA	4.03(c)
Annual Profit	3.03
Available Profit	3.03
Agreement	Preamble
Common Stock	Recitals
Company	Preamble
Company Confidential Information	3.04(a)
Dispute	4.03(c)
Electronic Delivery	4.10
Investor	Preamble
Management Presentation	3.01(c)
Offer Notice	2.01(b)
Offeree	2.01(a)
Party or Parties	Preamble
Pro Rata Share	2.01(a)
Purchase Agreement	Recitals
Reserves	3.03

Section 1.02. Certain Interpretations.

(a) When a reference is made in this Agreement to an Article or a Section, such reference is to an Article or a Section of this Agreement unless otherwise indicated. When a reference is made in this Agreement to a Schedule or Exhibit, such reference is to a Schedule or Exhibit to this Agreement, as applicable, unless otherwise indicated.

(b) When used herein, (i) the words “hereof,” “herein” and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement; and (ii) the words “include,” “includes” and “including” will be deemed in each case to be followed by the words “without limitation.”

(c) Unless the context otherwise requires, “neither,” “nor,” “any,” “either” and “or” are not exclusive.

(d) The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends and does not simply mean “if.”

(e) When used in this Agreement, references to “$” or “Dollars” are references to U.S. dollars.

(f) The meaning assigned to each capitalized term defined and used in this Agreement is equally applicable to both the singular and the plural forms of such term, and words denoting any gender include all genders. Where a word or phrase is defined in this Agreement, each of its other grammatical forms has a corresponding meaning.

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(g) When reference is made to any Party to this Agreement or any other agreement or document, such reference includes such Party’s successors and permitted assigns. References to any Person include the successors and permitted assigns of that Person.

(h) Unless the context otherwise requires, all references in this Agreement to the Subsidiaries of a Person will be deemed to include all direct and indirect Subsidiaries of such Person.

(i) A reference to any specific Law or to any provision of any Law includes any amendment to, and any modification, re-enactment or successor thereof, any legislative provision substituted therefor, and all rules, regulations and statutory instruments issued thereunder or pursuant thereto.

(j) References to any agreement or contract are to that agreement or contract as amended, modified or supplemented (including by waiver or consent) from time to time in accordance with the terms hereof and thereof.

(k) All accounting terms used herein will be interpreted, and all accounting determinations hereunder will be made, in accordance with GAAP.

(l) The table of contents and headings set forth in this Agreement are for convenience of reference purposes only and will not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof.

(m) The Parties agree that they have been represented by legal counsel during the negotiation, execution and delivery of this Agreement and therefore waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.

(n) No summary of this Agreement or any Exhibit or Schedule delivered herewith prepared by or on behalf of any Party will affect the meaning or interpretation of this Agreement or such Exhibit or Schedule.

(o) All references to time shall refer to Boca Raton, Florida, time unless otherwise specified.

(p) For purposes of determining beneficial ownership, the Investor may rely on the Company’s most recent publicly-available Quarterly Report on Form 10-Q, Annual Report on Form 10-K, or proxy statement on Schedule 14A to determine the number of issued and outstanding Company Securities at any given time, unless the Company provides written notice to the Investor with an updated number of Company Securities then issued and outstanding.

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ARTICLE II

Governance and Other Rights

Section 2.01. Anti-Dilution Rights.

(a) Except for any Company Securities issued in an Excluded Issuance, if, following the date hereof, the Company authorizes the issuance or sale of any Common Stock or Equity-Linked Securities to any Person or Persons (the “Offeree”), the Company shall also offer to sell to the Investor a number of shares of Common Stock or Equity-Linked Securities, as applicable, required for the Investor to keep a percentage equal to the quotient (the “Pro Rata Share”) determined by dividing (x) the number of shares of Shares beneficially owned by the Investor immediately prior to such issuance (which, for purposes of this Section 2.01, shall also include the number of shares of Common Stock acquired by the Investor pursuant to the this Section 2.01, but excluding shares of Common Stock acquired by the Investor in the open market), by (y) the total number of shares of Common Stock then issued and outstanding immediately prior to such issuance (including any shares of Common Stock that would be issuable upon conversion, exchange or exercise, as applicable, of any Equity-Linked Securities beneficially owned by any Person at such time even if not convertible, exchangeable or exercisable at such time). The Investor shall be entitled to purchase such Common Stock or Equity-Linked Securities, as applicable, at the same price and on the same terms and conditions as such Common Stock or Equity-Linked Securities, as applicable, is offered to the Offeree. The Investor, if it elects to purchase the Pro Rata Share of the Common Stock or Equity-Linked Securities, as applicable, authorized for issuance or sale to the Offeree, will take all necessary actions in connection with the consummation of the purchase transactions contemplated by this Section 2.01 as reasonably requested by the Company Board, including the execution of all agreements, documents and instruments in connection therewith in the form presented by the Company, so long as such agreements, documents and instruments are substantially similar to the forms presented to the Offeree and do not require the Investor to make or agree to any representation, warranty, covenant or indemnity that is more burdensome than that required of the Offeree in the agreements, documents or instruments in connection with such transaction, except for such representations, warranties and covenants that are required to be made by the Investor as a result of it being an existing shareholder of the Company.

(b) In order for the Investor to exercise its purchase rights hereunder, within three (3) Business Days following an offer of Company Securities to any Offeree, the Company shall submit to the Investor a written notice describing the Common Stock or Equity-Linked Securities, as applicable, being offered, the purchase price thereof and the payment terms (the “Offer Notice”). Within twenty (20) Business Days after receipt of an Offer Notice, the Investor must deliver a written notice to the Company describing the number of Common Stock or Equity-Linked Securities, as applicable, it elects to purchase hereunder, not to exceed its Pro Rata Share.

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(c) Subject to the procedures set forth in this Section 2.01, the Company shall be entitled to sell the shares of Common Stock or Equity-Linked Securities, as applicable, to the Offeree at no less than the purchase price, and upon other terms no more favorable than those, stated in the Offer Notice provided under Section 2.01(b). The closing of the transactions contemplated under this Section 2.01, including the sale of Company Securities to the Offeree and the Investor if so elected, shall occur upon the terms stated in the Offer Notice provided under Section 2.01(b) within ninety (90) calendar days following the expiration of the 20-Business Day offer period described above. Any Common Stock or Equity-Linked Securities, as applicable, proposed to be offered or sold by the Company to the Offeree after such 90-day period, or at a price not complying with the price set forth in the Offer Notice, must be reoffered to the Investor pursuant to the terms of this Section 2.01. For the sake of clarity, the Company may consummate the transaction with the Offeree in accordance with the Offer Notice prior to receipt by the Company of any notice that the Investor elects to purchase its Pro Rata Share of Common Stock or Equity-Linked Securities pursuant to Section 2.01(b).

(d) The provisions of this Section 2.01 shall not apply in the event of Company Securities issued in an Excluded Issuance.

(e) In the event of a Public Offering, the Company shall not be required to follow the procedure set forth in this Section 2.01; however, the Investor may notify the underwriter of such Public Offering and the Company during the book building period that the Investor intends to acquire the Pro Rata Share of Common Stock or Equity- Linked Securities offered in the Public Offering and the Company shall ensure that the Investor is able to acquire the Pro Rata Share under the Public Offering, pursuant to the terms and conditions of the Public Offering.

Section 2.02. Visitation. The Company shall permit the Investor, at the Investor’s expense, to visit the Company’s or its Subsidiaries’ properties and discuss the Company’s and its Subsidiaries’ affairs with its senior officers, during normal business hours of the Company as may be reasonably requested by the Investor; provided, however, that the Company shall not be obligated pursuant to this Section 2.02 to provide access to any information that it reasonably and in good faith considers to be material non-public information or information the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel. Such right to visit the Company’s or its Subsidiaries’ properties cannot be exercised more than two (2) times each 12-month period unless otherwise agreed between the Parties.

Section 2.03. Secondee. In order to foster the exchange of know-how and opportunity for future commercial co-operation, the Investor shall have the option to second up to one employee of the Investor or its Affiliate at a time to a certain position of the Company or any of its Subsidiaries and to work at the offices of the Company or such Subsidiary. The Parties agree that the detailed terms of such secondment shall be more fully set out in a secondment agreement mutually agreed in writing by the Parties, including the circumstances where the Investor may appoint an alternate. The Company shall have no obligation to disclose, and may refrain from disclosing, to the secondee any information of the Company or the relevant Subsidiary (i) that is reasonably considered to be material non-public information or (ii) to the extent such disclosure would adversely affect the Company or the Subsidiary and/or the attorney-client privilege between the Company or the relevant Subsidiary and its counsel. Furthermore, the secondee shall enter into a confidentiality agreement with the Company in a form reasonably satisfactory to the Parties and pursuant to the terms thereof shall not disclose to the Investor any of the information mentioned in items (i) and (ii) above. It is hereby agreed that in the event the Investor and the Company, acting reasonably, cannot agree on the terms for the secondee to work at the Company, the Company shall not be required to receive such secondee to work on its premises. Notwithstanding any of the foregoing, nothing in this Section 2.03 shall limit or otherwise restrict the Investor’s access to information provided pursuant to this Agreement, including any information provided in accordance with Article III.

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ARTICLE III

Additional Agreements

Section 3.01. Information and Access. From time to time, upon reasonable written request by the Investor, the Company agrees to provide the Investor with the following:

(a) as soon as practicable after the end of each fiscal year of the Company, (i) an audited balance sheet of the Company on a consolidated basis as of the end of such fiscal year and (ii) audited statements of income, comprehensive income, cash flows and changes in shareholders’ equity of the Company on a consolidated basis for such fiscal year; provided that this requirement shall be deemed to have been satisfied if the Company files its annual report on Form 10-K for the applicable fiscal year with the SEC and notifies the Investor of the completion of such filing, together with a URL to such filed report, as soon as practicable after such filing (for the sake of clarity, the right under this Section 3.01(a) shall be applicable only if and when the Company is no longer required to file its annual report on Form 10-K);

(b) as soon as practicable after the end of each of the first three quarters of each fiscal year of the Company, (i) a reviewed balance sheet of the Company on a consolidated basis as of the end of such fiscal quarter and (ii) reviewed statements of income, comprehensive income and cash flows of the Company on a consolidated basis for such fiscal quarter; provided that this requirement shall be deemed to have been satisfied if the Company files its quarterly report on Form 10-Q for the applicable fiscal quarter with the SEC and notifies the Investor of the completion of such filing, together with a URL to such filed report, as soon as practicable after such filing (for the sake of clarity, the right under this Section 3.01(b) shall be applicable only if and when the Company is no longer required to file its annual report on Form 10-Q);

(c) as soon as practicable after the end of each quarter of each fiscal year of the Company, a presentation on financial and operational status [●] of the Company and its Subsidiaries (“Management Presentation”); further, upon submission of the Management Presentation, the Company shall hold a meeting with the Investor and the senior management of the Company contemplated by Section 3.02; provided that the Company shall not be required to include in the Management Presentation any information that it reasonably and in good faith considers to be a material non-public information or trade secret or confidential information or the disclosure of which would adversely affect the Company or its Subsidiaries and/or the attorney-client privilege between the Company or the relevant Subsidiary and its counsel;

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(d) [●], provide a monthly written report on certain operating metrics to be reasonably agreed upon between the Parties, [●]; provided, that the Company shall have no obligation to disclose, and may refrain from disclosing, any information that is reasonably considered to be material non-public information of the Company or would adversely affect attorney-client privilege;

(e) any development plan, report, assessment or study required to be filed by the Company with the SEC (including but not limited to those required to disclose under applicable professional code or standard on disclosure of mining-related information), provided that the Company shall only be required to provide the Investor with such development plan, report, assessment or study upon filing with the SEC and not before; and

(f) any other information that, upon advice of counsel in writing, is required for the Investor to prepare any of its financial statements in accordance with the Japanese generally accepted accounting principles for each fiscal year of the Investor, provided that the Company shall not be required to include any information that it reasonably and in good faith considers to be a material non-public information or trade secret or confidential information or the disclosure of which would adversely affect the Company or its Subsidiaries and/or the attorney-client privilege between the Company or the relevant Subsidiary and its counsel.

Section 3.02. Investor Meetings. The Investor, through one or more Representatives designated by the Investor from time to time, [●]. The Key Employees will meet with the Investor’s Representatives on a [●] basis each [●] following the delivery of the Management Presentation, beginning the [●] following the Signing Date, at mutually agreeable times and places (including via video conference) for such consultation and to review progress in achieving operating plans.

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Section 3.03. Dividend Policy. In the event that in respect of any fiscal year the Company has any profit available for distribution to shareholders, in compliance with the applicable provisions of the Nevada Revised Statutes, the Company shall procure a certification from the independent registered auditors of the Company that there are sufficient profits available for the declaration of dividends to the holders of Common Stock (the “Annual Profit”). Any declaration of dividend by the Company for each fiscal year shall be determined by the Company Board as contemplated under the Company’s Amended and Restated Articles of Incorporation, considering the Annual Profit as a starting value and subtracting from it reasonable and adequate reserves, as determined by the Company Board in good faith, including allowance for a budget of working capital, capital expenditures, debt service, provision for tax, investments (including acquisitions) and other uses the Company Board may see fit for each fiscal year, in each case, in amounts reasonably necessary to cover potential liabilities as determined by the Company Board (the “Reserves”). The resulting value of subtracting the Reserves from the Annual Profit, if a positive number, shall be referred to as the “Available Profit”. During each fiscal year, following the filing of the annual report on Form 10-K of the Company with the SEC, the Company undertakes to take all necessary corporate actions to submit for the Company Board’s consideration the topic of dividend distribution based on the Available Profit. The Parties acknowledge that the Company Board shall determine whether to declare dividends from the Available Profit and the amount of such dividends in its sole discretion.

Section 3.04. Confidentiality.

(a) The Investor shall, and shall cause its Affiliates and Representatives to, keep confidential any information (including oral, written and electronic information) concerning the Company and its Subsidiaries that may be furnished to the Investor or their respective Affiliates or Representatives by or on behalf of the Company or any of its Representatives pursuant to this Article III (collectively referred to as the “Company Confidential Information”); provided that the Company Confidential Information shall not include information that (i) was or becomes available to the public other than as a result of a disclosure by the Investor or its Affiliates or Representatives in violation of this Section 3.04, (ii) was or becomes available to the Investor or any of its Affiliates or Representatives from a source other than the Company or its Representatives; provided that such source is, to the Investor’s actual knowledge, not to be disclosing such information in violation of an obligation of confidentiality (whether by agreement or otherwise) to the Company or any of its Affiliates, or (iii) at the time of disclosure is already in the possession of the Investor or any of its Affiliates or Representatives; provided that such information is, to the Investor’s actual knowledge, not to be subject to an obligation of confidentiality (whether by agreement or otherwise) to the Company. The Investor and the Company agree that Company Confidential Information may be disclosed solely to the Investor’s Affiliates and their respective Representatives on a need to know basis and in the event that the Investor, any of its Affiliates or any of its or their respective Representatives are requested or required by applicable Law, judgment or by a Governmental Authority (including by deposition, interrogatory, request for documents, subpoena, civil investigative demand, summons or similar process) to disclose any Company Confidential Information, in each of which instances, to the extent permissible by applicable Law and reasonably practicable, the Investor, its Affiliates, and their respective Representatives, as the case may be, shall provide notice to the Company sufficiently in advance of any such disclosure so that the Company shall have a reasonable opportunity to timely seek to limit, condition or quash such disclosure; and, provided, that, with respect to any Affiliate of the Investor receiving Company Confidential Information hereunder (i) such Affiliate of the Investor, as applicable, will agree to keep such information confidential in accordance with this Section 3.04 as though it were a party hereto and (ii) the Investor will remain liable for any breaches by their respective Affiliates of this Section 3.04.

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(b) The Company and the Investor further acknowledge and agree that, for the avoidance of doubt, the confidentiality obligation with respect to any Confidential Information (as defined in the Confidentiality Agreement), whether disclosed prior to or on and after the date hereof, shall be subject to the terms and conditions of the Confidentiality Agreement, which shall continue in full force and effect after the date hereof until the expiration or termination thereof in accordance with its terms.

ARTICLE IV

Miscellaneous

Section 4.01. Notices. All notices, requests and other communications to a Party shall be in writing (including email transmission) and shall be given,

(i)	if to the Investor to:

MITSUI & CO., LTD.

[***]

[***]

Attn: [***]

Email: [***]

with copies (which will not constitute notice) to:

O’Melveny & Myers LLP

2801 North Harwood St, Suite 1600

Dallas, TX 75201

Attn: Jack Jacobsen

Email: jjacobsen @omm.com

(ii)	if to the Company to:

Atlas Lithium Corporation

Attn: [***]

Email: [***]

with copies (which will not constitute notice) to:

DLA Piper LLP (US)

500 Eighth Street, NW

Washington, DC 20004

Attn: Era Anagnosti

Email: era.anagnosti@us.dlapiper.com

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or to such other address or email address as such Party may hereafter specify, pursuant to a notice in accordance with this Section 4.01, for the purpose by notice to the other Party.

Section 4.02. Amendments; Waivers. This Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed by the Company and the Investor. The failure of any Party to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other Party with its obligations hereunder, shall not constitute a waiver by such Party of its right to exercise any such other right, power or remedy or to demand such compliance.

Section 4.03. Governing Law; Specific Performance; Consent to Jurisdiction.

(a) This Agreement and all actions, proceedings or counterclaims (whether based on contract, tort or otherwise) arising out of or relating to this Agreement, any transaction contemplated hereby or the actions of the Investor or the Company in the negotiation, administration, performance and enforcement thereof, shall be governed by, and construed in accordance with the Laws of the State of New York, including its statute of limitations, without giving effect to any choice or conflict of Laws provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of New York.

(b) The Parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement and agree that the arbitrators described in Section 4.03(c) shall have the power to grant such relief, without proof of damages or otherwise (in each case, subject to the terms and conditions of this clause (b)) (and each Party acknowledges and agrees that any other Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this clause (b) shall not be required to provide any bond or other security in connection with any such order or injunction), this being in addition to any other remedy to which they are entitled at law or in equity. The Parties agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, or that a remedy of monetary damages would provide an adequate remedy or that the Parties otherwise have an adequate remedy at law.

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(c) Any dispute, controversy or claim arising out of or relating to this Agreement, including any dispute, controversy or claim relating to a breach of this Agreement, arbitrability or scope of this Section 4.03(c) (a “Dispute”), shall be finally settled by arbitration administered by the American Arbitration Association (“AAA”) in accordance with its Commercial Arbitration Rules. All Disputes will be heard by a panel of three arbitrators, with one arbitrator appointed by each Party and the two appointed arbitrators will appoint the third arbitrator. Notwithstanding the foregoing, if the Dispute involves a claim amount of less than $75,000, then the Dispute will be heard by a single arbitrator mutually agreed upon by the Parties, and if no agreement can be reached within thirty (30) calendar days after names of potential arbitrators have been proposed by the AAA, then AAA shall appoint an arbitrator with reasonable experience in corporate finance transactions of the type provided for in this Agreement. The arbitration shall take place in New York City, New York and the arbitrators shall comply with Section 4.03(a). Judgment upon any award rendered in such arbitration will be binding and may be entered in any court having jurisdiction thereof. Nothing contained herein shall prevent the Party from obtaining an injunction. The award of the arbitrators shall be accompanied by a reasoned opinion. Except as may be required by Law, neither a Party nor any arbitrator may disclose the existence, content, or results of any arbitration hereunder without the prior written consent of both Parties.

Section 4.04. Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties. Upon such a determination, the Parties agree to negotiate in good faith to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision. If any provision of this Agreement is so broad as to be unenforceable, such provision will be interpreted to be only so broad as it is enforceable.

Section 4.05. Third Party Beneficiaries. Unless expressly set forth herein, this Agreement is not intended to and shall not confer any rights or remedies upon any Person other than the Parties, their respective successors and permitted assigns.

Section 4.06. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by any Party (whether by operation of Law or otherwise) without the prior written consent of the other Party; provided that notwithstanding the foregoing, (i) the Investor shall be permitted to assign this Agreement and its rights, interests and obligations hereunder without the prior written consent of the Company to any Affiliate of the Investor to whom the Investor transfers the Shares and (ii) with due observance of Section 4.07(b), the Company shall be permitted to assign this Agreement, without the prior consent of the Investor, to any member of the Group Companies in connection with a reorganization or consolidation among such Group Companies or a sale of the Company’s business or assets, whether by merger, sale of assets or otherwise, to the extent that the Company causes such third party in advance to agree in a written instrument delivered to the Company to assume the obligations of the Company under this Agreement and be bound by and subject to the terms and conditions of this Agreement.

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Section 4.07. Effectiveness and Termination.

(a) Effectiveness. This Agreement shall become valid, effective and enforceable on the Closing Date, upon consummation of all transactions set forth in the Purchase Agreement.

(b) Automatic Termination. Other than the termination provisions applicable to particular Sections of this Agreement that are specifically provided elsewhere in this Agreement, this Agreement shall terminate, subject to Section 4.07(c), (i) upon the mutual written agreement of the Company and the Investor, (ii) in the event that the Shares beneficially owned by the Investor and its Affiliates represent less than five percent (5%) of the outstanding shares of the Company, and/or (iii) the Material Transaction takes place. For the purposes of Section 4.07(b)(ii), this Agreement shall be deemed terminated on the date that Investor has sold or otherwise disposed such number of Shares such that its beneficial ownership represents less than five percent (5%) of the outstanding shares of the Company. For the purposes of Section 4.07(b)(iii), this Agreement shall be deemed terminated on the date (x) the Material Transaction is actually consummated by its relevant parties, or (y) should the termination of this Agreement be an express condition precedent for the consummation of the Material Transaction, all other conditions precedent for the consummation of the Material Transaction are fulfilled or waived pursuant to the terms of the Material Transaction (thus, the termination of this Agreement being the last condition precedent for the consummation of such Material Transaction).

(c) Survival. In the event that this Agreement shall terminate, all provisions of this Agreement shall terminate and shall be void, except Article I and IV shall survive any such termination indefinitely. The termination of this Agreement shall not relieve any Party from any liability for any breach by such Party of this Agreement.

Section 4.08. Entire Agreement, etc. This Agreement, together with the other Transaction Documents, constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, between the Parties, with respect to the subject matter hereof; provided, that nothing herein shall limit, restrict, prevent or supersede the other Transaction Documents, or serve as a consent or waiver thereunder.

Section 4.09. Construction. Given the different time zones in which each of the Company and Investor is headquartered, for purposes of determining an applicable timeframe governing each Party’s performance under this Agreement, each day or Business Day shall be determined based on the jurisdiction in which the applicable Party operates. In the event of a sequence of deadlines, the counting of days or Business Days shall be based on the time zone in which the Party that initiates the action subject to the applicable sequence of deadlines is located. For illustration purposes only, if the Company receives or extends an offer to purchase shares of Common Stock pursuant to Section 2.01(a), the applicable three (3) Business Day notice period shall be deemed to have commenced on the date of such offer is made or received by the Company based on the time zone in Boca Raton, Florida.

Section 4.10. Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or .pdf to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

[Signature pages follow]

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first above written.

ATLAS LITHIUM CORPORATION

By:
Name:	Marc Fogassa
Title:	CEO

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first above written.

MITSUI & CO., LTD.

By:
Name:	Akinobu Hashimoto
Title:	General Manager, New Metals & Aluminum Division